Petroleum Development Corporation
2009 First Quarter Teleconference
May 11, 2009
Richard W. McCullough, Chairman & CEO
Gysle R. Shellum, Chief Financial Officer
Barton R. Brookman, SVP Exploration & Production
NASDAQ:PETD

Disclaimer
The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
These statements are based on certain assumptions and analyses made by Management in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  However, whether actual results and developments will conform with Management’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Petroleum Development Corporation; actions by competitors; changes in laws or regulations; and other factors, many of which are beyond the control of Petroleum Development Corporation.
You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied, as more fully discussed in our safe harbor statements found in our SEC filings, including, without limitation, the discussion under the heading “Risk Factors” in the company’s annual report on Form 10-K and in subsequent Form 10-Qs. All forward-looking statements are based on information available to Management on this date and Petroleum Development Corporation assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The Company uses in this presentation the terms “probable” and “possible” reserves, which SEC guidelines prohibit in filings of U.S. registrants. Probable reserves are unproved reserves that are more likely than not to be recoverable. Possible reserves are unproved reserves that are less likely to be recoverable than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, the Company’s reserves and production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.
This material also contains certain non-GAAP financial measures as defined under the Securities and Exchange Commission rules.

Rick McCullough
Chairman & Chief Executive Officer

Fundamentals
	Three Months Ended		Year Ended
	March 31,		December 31,
	2009	2008	2008	2007
Production (Bcfe)	11.2	8.5	38.7	28.0
Proved Reserves (Bcfe)	N/A	N/A	753	686
Realized Gas and Oil Prices (Mcfe)(1)	$7.08	$8.16	$8.66	$6.52
Adjusted EBITDA ($ millions)(2)	$48.9	$43.6	$192.5	$104.2
Adjusted Cash Flow from Operations ($ millions)(2)	$39.8	$40.4	$200.1	$95.6
Adjusted Net Income ($ millions)(2)	$4.1	$10.9	$44.6	$37.5
Adjusted Cash Flow from Operations, per diluted share (2)	$2.62	$2.72	$13.48	$6.44
Stock Price(3)	$18.70	$74.47	$79 - $12	$62 - $36

(1)	Equivalent prices including oil sales, natural gas liquids and realized derivative gains and losses. Excludes non-realized derivative gains & losses
(2)	See appendix for reconciliation to GAAP. Gain on leasehold sales excluded.
(3)	Hi-low range, per year. First quarter 2009 is the May 4, 2009 closing price. First quarter 2008 is the May 5, 2008 closing price.
See Slide 2 regarding Forward Looking Statements

2009 First Quarter Highlights
•	Operations
–	Continued focus on cost control and judicious spending of CAPEX
•	14% reduction in unit lifting costs
•	28% reduction in production and well operations costs
–	Production in line with forecast, up 32% quarter over quarter
–	Ramping up focus and activities in Marcellus
See Slide 2 regarding Forward Looking Statements

2009 First Quarter Highlights
•	Financial
–	Realized prices increased by over $3.25/Mcfe due to realized hedging gains of $36.6 million
–	Quarterly results greatly impacted by unrealized hedging results and is compounded by basis trade (which encompasses 22 Bcf, almost two times quarterly volumes)
–	Adjusted net income excluding unrealized derivative bases,
$4.1 million
•	After tax impact of non-recurring charges, $9.8 million
–	Continued strong cash flow per share
–	DD&A rates increased largely due to 2008 year-end reserve revisions
–	Recurring G&A rate declining
–	Liquidity at just under $200 million at 3/31/09
See Slide 2 regarding Forward Looking Statements

Continued Focus on Liquidity
•	1st Quarter 2009 Update
–	Valuable hedges - $130.1 million at 3/31/09
–	2009 CAPEX reduced 60-70%, to $108 - $120 million
–	Current strong liquidity position; $41 million available cash, will monitor closely
•	3/31/09 liquidity of $194 million
–	Substantial cost reduction/operational enhancement efforts underway
–	Bank redetermination and extension of line expected to be completed by month end
See Slide 2 regarding Forward Looking Statements

Summary
•	We have made great progress in controllable side of our business
–	Drilling CAPEX
–	Cost reductions
–	Production growth
–	Available liquidity
–	We are completing our internal strategic assessment work
•	While pricing remains challenging, we are well hedged for 2009 – 2010 and driving down costs and enhancing operational efficiencies
–	We believe we will be well positioned when market turns
See Slide 2 regarding Forward Looking Statements

Bart Brookman
Senior V.P. Exploration & Production

Core Operating Regions
1st Quarter 2009 Production Summary {graphic}

1st Quarter 2009 Production:  11.2 Bcfe
•	Rocky Mountains: 88%
•	Appalachian Basin: 9%
•	Michigan Basin: 3%

Rocky Mountains:
2008 Production: 33.2 Bcfe
1st Q 2009 Production: 9.9 Bcfe

Appalachian Basin
2008 Production:  3.9 Bcfe
1st Q 2009 Production:  1.0 Bcfe

Michigan Basin
2008 Production:  1.6 Bcfe
1st Q 2009 Production:  0.3 Bcfe

32% increase over prior year quarter
124 Mmcfe daily production rate
See Slide 2 regarding Forward Looking Statements

2009 Production Forecast {graphic}
•	Estimated 2009 production of 42.5 - 44 Bcfe
•	Current production in line with forecast
•	Forecast includes curtailment in Appalachian Basin
•	Strong production optimization efforts underway
See Slide 2 regarding Forward Looking Statements

Drilling Activity {graphic}
See Slide 2 regarding Forward Looking Statements

2009 Cost Management

	Capital		Lease Operating Expense
	Projected Cost Reduction Per Well by July 2009	Projected % Savings by July 2009	Projected Cost Savings Per Month by July 2009	Projected % Savings Per Month by July 2009
Piceance	$590,000	22	$176,000	15
Wattenberg	168,000	20	210,000	14
NECO	51,000	21	62,000	13
East	37,050	9	98,000	10
Current Capital and LOE improvements are equal to, or exceeding, projected levels.
See Slide 2 regarding Forward Looking Statements

Lease Operating Expenses

Lifting Cost Improvements (per Mcfe)
	Twelve Months Ended December 31, 2008	Three Months Ended March 31, 2009	Q1 2009 % Variance
Direct Well Expenses	$0.84	$0.69	-18%
Indirect Well Expenses	$0.23	$0.24	0%
Lifting Cost ($ per Mcfe)	$1.07	$0.93	-14%

Production Taxes	$0.48	$0.17	-64%
Well Operations Segment	$0.15	$0.14	-7%
Overhead and Other Production Expenses	$0.32	$0.21	-34%
Oil & Gas Production and Well Operations Costs	$2.02	$1.45	-28%
See Slide 2 regarding Forward Looking Statements

1st Quarter Operating Highlights
•	Ongoing Marcellus development
–	Four wells drilled, two in line
–	Five wells scheduled beginning June
–	1st seismic shoot being planned
–	1st horizontal well in planning
•	10 of 17 completions conducted in Piceance
•	One drilling rig running in Wattenberg
•	Continued focus on capital cost and LOE reductions
•	North Dakota Bakken exploration well placed in line early May
See Slide 2 regarding Forward Looking Statements

Gysle Shellum
Chief Financial Officer

Quarterly Highlights
•	32% production increase Q1 2009 over Q1 2008,
relatively flat volumes Q1 2009 over Q4 2008
•	Realized hedging gains of $36.6 MM for Q1 2009
•	Key financial metrics (comparison to Fourth Quarter 2008):
–	Average realized prices per Mcfe were $7.08 in Q1 2009 (including $3.29 impact of realized hedging gains), an 8% decrease from $7.65 per Mcfe in Q4 2008
–	Adjusted Cash Flow from Operations(1) decreased 3% to $39.8 MM in Q1 2009 from $41.1 MM in Q4 2008
–	Lifting Costs per Mcfe decreased 14% to $0.93 in Q1 2009 from $1.09 in Q4 2008
–	G&A flat on a Mcfe basis, excluding write-off of deal related expenses
(1) See appendix for reconciliation to GAAP.
See Slide 2 regarding Forward Looking Statements

Summary Financial Results
($ in millions, except for per share data)

	Three Months Ended March 31,
	2009	2008
Loss from Operations	($1.4)	($17.5)
Net Income	($5.7)	($13.9)
Diluted Earnings Per Share	($0.39)	($0.95)
See Slide 2 regarding Forward Looking Statements

Summary Financial Results
($ in millions, except for per share data)

	Three Months Ended March 31,
	2009	2008
O&G Revenues	$39.7	$71.6
O&G Production & Well Operating Costs	$16.2	$18.1
O&G Operating Margins(1)	$23.5	$53.5
Adjusted Net Income(2)	$4.1	$10.9
Adjusted Cash Flow from Operations(2)	$39.8	$40.4
Adjusted Cash Flow from Operations (per share) (2)	$2.69	$2.74
DD&A	$34.3	$21.1
G&A	$12.1	$9.8
(1)	O&G operating margins is defined as O&G sales less O&G production and well operations costs.
(2)	See appendix for reconciliation to GAAP.
See Slide 2 regarding Forward Looking Statements

Debt Maturity Schedule ($MM) {graphic}

•	$375 million revolver matures November 4, 2010
•	Maturity schedule reflects:
–	Mitigation of liquidity risk
–	Diversification of funding sources
•	As of March 31, 2009:
–	$222 MM drawn balance
–	$41 MM cash balance
–	$153 MM available balance
•	Borrowing base redetermination should be finalized in May
See Slide 2 regarding Forward Looking Statements

Energy Market Exposure {graphic}
Percentage of Mcfe Sold by Market (for Three Months Ended March 31, 2009)

Colorado Interstate Gas (CIG), 37%
Crude Oil, 18%
NYMEX, 9%
Mid Continent, 12%
San Juan Basin / Southern California, 16%
Mich-Con, 3%
Colorado Liquids, 4%
Other, 1%
See Slide 2 regarding Forward Looking Statements

Open Derivative Positions (as of May 8, 2009)1

	Floors		Ceilings		Swap
	Period		Period		Period
Index	Qty (Gas - MMBtu Oil - Bbls)	Price	Qty (Gas - MMBtu Oil - Bbls)	Price	Qty (Gas - MMBtu Oil - Bbls)	Price
CIG	04/2009 – 03/2011		04/2009 – 03/2011		11/2009 – 03/2010
	13,806,550	$6.08	13,806,550	$9.62	2,522,347	$9.20
CIG - Basis					4/2010 – 12/2013
					29,185,490	$1.88
NYMEX - Gas	04/2009 – 03/2011		04/2009 – 03/2011		04/2009 – 03/2012
	5,450,438	$7.46	5,450,438	$12.81	10,135,795	$7.01
PEPL - Gas	04/2009 – 03/2011		04/2009 – 03/2011		11/2009 – 10/2010
	3,880,000	$6.49	3,880,000	$10.95	1,300,000	$8.53
NYMEX – Oil					04/2009 – 12/2010
					1,000,722	$91.81

(1)	Includes positions which matured subsequent to March 31, 2009.
See Slide 2 regarding Forward Looking Statements

Oil and Gas Hedges in Place at May 8, 2009

	2009	2010	2011
Weighted Average Hedge Price (Mcfe)(1)
With Floors	$8.00	$8.33	$6.50
With Ceilings	$10.90	$9.74	$9.49
% of Forecasted Production(2)	71%	69%	12%
Weighted Avg Forward Price(3)	$4.26	$5.89	$6.69
Weighted Avg Price of Forecasted Production(4)	$6.92	$7.58	$6.67
Weighted Avg Price of Forecasted Production Assuming 15% increase in Production	$6.57	$7.36	$6.67
(1)	Excludes basis swaps from 4/2010 through 12/2013.
(2)	Based on 12/31/2008 PDP adjusted for Q1 2009 turn ins.
(3)	Based on forward curves as of 3/31/2009.
(4)	Represents a blended price for forecasted production at hedged prices and at forward prices.
See Slide 2 regarding Forward Looking Statements

CAPEX Spending & Production Growth

		Year Ended December 31,
	Q1 2009	2008	2007
CAPEX Total ($MM)	$73.7	$323	$239
CAPEX Developmental ($MM)	$64.9	$258	$194
Organic Production Growth(1)	31%	38%	32%
(1)	Internal estimate.
See Slide 2 regarding Forward Looking Statements

Adjusted Cash Flow from Operations {graphic}
Adjusted cash flow from operations is defined as cash flow from operations before normal working capital.
($ in Millions)
2009, by quarter
Q1; $38.8
2008, by quarter
Q1, $40.4
Q2; $59.2
Q3, $59.1
Q4, $41.4
Full Year 2007, $95.6
Note: See appendix for reconciliation to GAAP.
See Slide 2 regarding Forward Looking Statements

EBITDA {graphic}
•	EBITDA is defined as Net Income + Interest Expense + Income Taxes + Depreciation, Depletion and Amortization
•	30% higher average gas sales price (including realized gain (loss) on derivatives) in 2008 versus 2007
•	2007 includes a gain on sale of leaseholds of $33MM.
2009, by quarter
Q1; $33.0
2008, by quarter
Q1, $3.7
Q2; $(35.1)
Q3, $231.4
Q4, $106.9
Full Year 2007, $131.7
See Slide 2 regarding Forward Looking Statements

Average Unit Costs Related to Oil and Gas Drilling (per Mcfe)

	Three Months Ended March 31,
	2009	2008
Average lifting costs	$0.93	$1.13
DD&A (O&G Properties Only)	$2.90	$2.33
See Slide 2 regarding Forward Looking Statements

2009 Financial Results
Appendix

Adjusted EBITDA Reconciliation ($ in millions)
	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007
Net income (loss)	($5.7)	($13.9)	$113.3	$33.2
Gain on sale of leaseholds	.1	-	-	(33.3)
Unrealized derivative (gain) loss	13.2	39.9	(118.4)	4.4
Interest, net	8.4	4.7	27.5	6.6
Income taxes (benefit)	(4.0)	(8.2)	61.5	21.0
DD&A	34.3	21.1	104.6	70.8
Other	2.6	-	4.0	1.5
Adjusted EBITDA	$48.9	$43.6	$192.5	$104.2
See Slide 2 regarding Forward Looking Statements

Adjusted Cash Flow Reconciliation ($ in millions)
	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007
Net Cash provided by Operating Activities	$35.9	$48.8	$139.1	$60.3
Changes in Assets & Liabilities Related to Operations	3.9	(8.4)	61.0	35.3
Adjusted Cash Flow from Operations	$39.8	$40.4	$200.1	$95.6
See Slide 2 regarding Forward Looking Statements

Adjusted Net Income Reconciliation ($ in millions)

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007
Net income (loss)	($5.7)	($13.9)	$113.3	$33.2
Unrealized derivative (gain) loss	13.2	39.9	(118.4)	4.4
Tax effect	(6.0)	(15.0)	45.7	(1.6)
Other	2.6	-	4.0	1.5
Adjusted net income	$4.1	$11.0	$44.6	$37.5
See Slide 2 regarding Forward Looking Statements

Petroleum Development Corporation
2009 First Quarter Teleconference
May 11, 2009
NASDAQ:PETD